                                                                   EXHIBIT 10.13
                                    SUBLEASE


This Sublease is by and between ASYMETRIX CORPORATION ("Landlord") and ASX CORPORATION ("Tenant"). Landlord, as tenant, entered into a lease dated May 24, 1991, and amended pursuant to a First Amendment to Lease dated April 16, 1992, a Second Amendment to Lease dated May 20, 1992, a Third Amendment to Lease dated September 29, 1992, a Fourth Amendment to Lease dated August 27, 1993, a Fifth Amendment to Lease dated April 29, 1995, a Sixth Amendment of Lease dated January 26, 1996, and a Seventh Amendment of Lease dated March 31, 1996 (collectively the "Prime Lease"), with DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P. as landlord ("Prime Landlord"), leasing certain space on the Fourth Floor of the building (the "Building") at 110 - 110th Avenue NE, Bellevue, Washington 98004. The Building is located on the real property described on Exhibit A.
                                                                  ---------

The parties hereto have agreed that Landlord shall sublet approximately 6,350 square feet of such space to Tenant. The parties agree as follows:

1. Premises.  Landlord hereby leases to Tenant the six thousand three hundred
   --------
   fifty (6,350) square feet, more or less, of the space on the fourth floor of the Building ("Premises") which is identified on Exhibit B attached hereto and made a part hereof. The costs and expenses of improvements required to configure the Premises as identified on Exhibit B shall be borne by Tenant.

2. Parking Spaces. Landlord hereby assigns to Tenant for the term of this
   --------------
   Sublease, Landlord's right to lease from Prime Landlord, at the rates determined in accordance with the Prime Lease, eighteen (18) parking spaces (the "Parking Spaces") within the parking garage in the Building.

3. Term and Possession.  The term of this Sublease shall commence on October 7,
   -------------------
   1996 and shall terminate upon the termination of the Prime Lease. Landlord shall deliver possession of the Premises on such date, together with all rights to use common areas and Parking Spaces as provided to Landlord under the Prime Lease. Tenant accepts the Premises as being in good, sanitary order, condition and repair. Tenant shall, upon expiration or termination of this Sublease, surrender the Premises to Landlord in the same condition as when received, excepting ordinary wear and tear, damage by fire, earthquake, act of God, or the elements, special improvements unique to Tenant's business and/or operations made by Tenant or on Tenant's behalf, and improvements made to configure the Premises as identified on Exhibit B. Landlord covenants and agrees that if Tenant performs all of the covenants and on Tenant's part to be observed and performed under this Sublease, Tenant shall and peaceably quietly have, hold and enjoy the Premises.


4. Rent.  Tenant shall pay directly to Prime Landlord in accordance with the
   ----
   terms of the Prime Lease rent at the rate of TWENTY DOLLARS ($20.00) per square foot per annum, plus The Additional Rent mentioned in paragraph 7 below, plus any amounts due under the Prime Lease in consideration of the Parking Spaces. Tenant shall pay the rent and Additional Rent and amounts due in consideration of the Parking Spaces in the manner provided for hereunder in monthly installments in accordance with the Prime Lease. It is hereby agreed between Landlord and Tenant that no security deposit will be required.


5. Use.  The Premises shall be used for the conduct of  Tenant's business
   ---
   activities and for no other purpose.


6. Assignment.  Tenant shall not assign this Sublease nor sublet the Premises in
   ----------
   whole or in part and shall not permit Tenant's interest in this Sublease to be vested in any third party by operation of law or otherwise without the prior written consent of Landlord and, if required, Prime Landlord.


7. Additional Charges.  If Landlord shall be charged for Additional Rent (as
   ------------------
   defined in the Prime Lease) or other sums pursuant to the provisions of the Prime Lease, including without limitation Article 9 thereof, Tenant shall be liable a pro rated portion of such costs equal to the ratio that the square footage of the space being subleased hereunder bears to the square footage of all space then being leased by Landlord pursuant to this Sublease. Notwithstanding the foregoing, if any such rent or sums shall be directly allocable to the space being subleased hereunder or Tenants use thereof, or due to additional use by Tenant of electrical current in excess of Tenant's proportionate part of additional use in the Premises demised under the Prime Lease, then such excess shall be paid in its entirety by Tenant. Notwithstanding the foregoing, Tenant shall not be liable for such Additional Rent or other sums charged pursuant to the provisions of the Prime Lease which are directly allocable to space other than the Premises, due to any special services ordered by a party other than Tenant, or due to any additional use by a party other than Tenant of electrical current or other utilities. If Tenant shall procure any additional services from the Building, such as alterations or after-hour air conditioning, Tenant shall pay for such services at the rates charged therefor by the Prime Landlord and shall make such payment directly to the Prime Landlord. Any rent or other sums payable by Tenant under this paragraph 7 shall be additional rent and collectable as such. If Landlord receives reimbursement or credit for overpayment of Additional Rent or charges applicable to the Premises and paid by Tenant, Landlord shall reimburse Tenant the portion of such reimbursement or credit applicable to the Premises and paid by Tenant.


8. Prime Lease.  This Sublease is subject and subordinate to the Prime Lease.
   -----------
   Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Landlord were the landlord under the Prime Lease and Tenant were the tenant thereunder and in case of any breach hereof by Tenant, Landlord shall have all the rights against Tenant as would be available to the landlord against the tenant under the Prime Lease if such breach were by the tenant thereunder. Landlord warrants and represents that all consents required under the Prime Lease to enter into this Sublease have been obtained. Landlord warrants and represents to Tenant that the Prime Lease as described herein is the full and complete agreement between the Prime Landlord and Landlord pertaining tot he Premises, that there are no further amendments or modifications not referenced, and that, to the knowledge of Landlord, there is no default or event of default under the Prime Lease nor any event or occurrence which, with the passage of time, the giving of notice or both, would ripen into a default or an event of default thereunder.


9. Limitation.  Notwithstanding anything herein contained, the only services or
   ----------
   rights to which Tenant is entitled hereunder are those to which Landlord is entitled under the Prime Lease, and for all such services and rights Tenant will look to the Prime Landlord.


10. Indemnity.  Tenant shall neither do nor permit anything to be done which
    ---------
    would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Landlord, and Tenant shall indemnify and hold Landlord harmless from and against all claims of any kind whatsoever by reason of any breach or default of the Prime Lease on the part of Tenant.


11. Representation.  Tenant represents that it has read and is familiar with the
    --------------
    terms of the Prime Lease.


12. Entire Agreement.  All prior understandings and agreements between the
    ----------------
    parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the charge or termination is sought.


13. Notices.  Any notice or demand which either party may or must give to the
    -------
    other hereunder shall be in writing and delivered personally or sent by registered mail addressed, if to Landlord, as follows:



    Asymetrix Corporation
    110-110th Ave N.E.
    Suite 700
    Bellevue WA 98004
    Attn:  Steven Esau, General Counsel


    and if to Tenant, as follows:



    ASX Corporation
    110-110th Ave N.E.
    Suite 409
    Bellevue WA 98004
    Attn:  President



    Either party may, by notice in writing, direct that future notices or demands be sent to a different address. Tenant agrees to provide promptly to Landlord copies of any notices received from the Prime Landlord or otherwise relating to the Prime Lease, and Landlord agrees to provide any of the foregoing to Tenant if they relate to or affect the Premises.

14. Successors and Assigns.  The covenants and agreements herein contained shall
    ----------------------
    bind and inure to the benefit of Landlord, Tenant, and their respective executors, administrators, successors and assigns.


15. Modifications and Termination.  Landlord reserves the right to terminate
    -----------------------------
    or make modifications to the Prime Lease subject to the terms of this Section. Landlord shall make no change or modification to the Prime Lease that affects Tenant's rights under this Sublease or to the use and enjoyment of the Premises, including without limitation the termination of the Prime Lease, except with 180 days prior notice to Tenant. Either party may terminate this Sublease upon 180 days notice to the other party.



Exhibits:
  Exhibit A:  Legal Description
  Exhibit B:  Floor Plan of Sublet Space


  Dated this 7/th/ day of October, 1995.
             ----



     LANDLORD:                Asymetrix Corporation



                              By /s/ John D. Atherly
                                ___________________________________
                                 John D. Atherly
                                 Vice President, Finance and Administration



     TENANT:                  ASX CORPORATION


                              By /s/ James A. Billmaier
                                _____________________________________
                                 James A. Billmaier, President

                                   EXHIBIT A

                               LEGAL DESCRIPTION


That portion of the Southwest quarter of the Northeast quarter of Section 32, Township 25 North, Range 5 East, W.M., in King County, Washington, described as follows:

Beginning at the intersection of the East margin of 110th Avenue Northeast, as now established with a line parallel to and 277.5 feet North of, when measured at right angles to the East-West centerline of said Section 32; thence Easterly along said parallel line to a point in line parallel to and 476.8 feet West of, when measured at right angles, to the East line of said subdivision; thence Northerly along said parallel line to a point in a line parallel to and 577.5 feet North of, when measured at right angles to, the said center line of said Section; thence Westerly along said parallel line, 14.09 feet to a point in a line parallel to and 162.00 feet West of, when measured at right angles to, the East line of the West three quarters of the South half of said subdivision; thence Northerly along said parallel line to the South margin of Northeast Second Street as now established; thence Westerly along said South margin of Northeast Second Street as to the said East margin of 110th Avenue Northeast; thence Southerly along said East margin to the point of beginning.

STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )


  I certify that I know or have satisfactory evidence that JOHN D. ATHERLY is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the Vice President of Finance and Administration of ASYMETRIX CORPORATION, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.


  Dated this 7/th/ day of October 1996.



                                             /s/ Kathryn K. Navarro
                                         ------------------------------------
                                               (Signature of Notary)

                                                 Kathryn K. Navarro
                                         ------------------------------------
                                        (Legibly Print or Stamp Name of Notary)

                             Notary public in and for the state of Washington, residing at Woodinville, Washington
                                         -----------------------


                             My appointment expires  9/9/97
                                                   -----------------


STATE OF WASHINGTON      )
                         )  ss.
COUNTY OF KING           )


  I certify that I know or have satisfactory evidence that JAMES A. BILLMAIER is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledged it as the President of ASX CORPORATION, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

  Dated this 7/th/ day of October, 1996.





                                          /s/ Kathryn K. Navarro
                                         ------------------------------------
                                               (Signature of Notary)

                                               Kathryn K. Navarro
                                         ------------------------------------
                                        (Legibly Print or Stamp Name of Notary)

                             Notary public in and for the state of Washington, residing at Woodinville, Washington
                                         -----------------------


                             My appointment expires  9/9/97
                                                   -----------------